Exhibit 32.3

Certification of Chief Executive Officer
Anheuser-Busch Companies, Inc.
Form 10-K/A for the Year Ended December 31, 2005
Pursuant to 18 U.S.C. §1350, as adopted
Pursuant to §906 of the Sarbanes-Oxley Act of 2002

I am the President and Chief Executive Officer of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”). I am delivering this certificate in connection with the Form 10-K/A of the Company for the year ended December 31, 2005 and filed with the Securities and Exchange Commission (“Form 10-K”).

Pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 12, 2006	/s/ Patrick T. Stokes
Patrick T. Stokes
President and Chief Executive Officer
Anheuser-Busch Companies, Inc.